Exhibit 10.2

AMENDMENT DATED AUGUST 5, 2009 TO THE

VOYANT INTERNATIONAL CORPORATION, INC. 2009 CONSULTANT STOCK PLAN

In accordance with Section 8(a) of that certain Voyant International Corporation, Inc. 2009 Consultant Stock Plan (the “Plan”), the board of directors of Voyant International Corporation, Inc. does hereby amend the Plan by deleting Section 4(a) which states:

Shares of stock which may be issued or granted under the Plan shall be authorized and unissued or treasury shares of Common Stock. The aggregate maximum number of shares of Common Stock which may be issued as a grant of Award Shares shall not exceed 10,000,000 shares of Common Stock (the “Stock Pool”).

and by replacing it with the following:

Shares of stock which may be issued or granted under the Plan shall be authorized and unissued or treasury shares of Common Stock. The aggregate maximum number of shares of Common Stock which may be issued as a grant of Award Shares shall not exceed 20,000,000 shares of Common Stock (the “Stock Pool”).

In all other respects, the terms and conditions of the Plan shall remain the same.

WHEREFORE, this Amendment dated August 5, 2009 to the Voyant International Corporation, Inc. 2009 Consultant Stock Plan may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

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DIRECTORS:

/s/ DANA WALDMAN
Dana Waldman

/s/ MARK M. LAISURE
Mark M. Laisure

/s/ VOLKER ANHAEUSSER
Volker Anhaeusser